Q1 2022 Conference Call

Forward-Looking Statements This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

Byline Bancorp, Inc.

First Quarter 2022 Highlights

Financial Performance

- Net income of $22.3 million, or $0.58 per diluted share, compared to $17.2 million, or $0.45 per diluted share, in 4Q21
- Pre-Tax Pre-Provision of $33.6 million; Pre-Tax Pre-Provision ROAA[1] of 2.03% improved 74 bps from 1.29% in 4Q21
- ROAA of 1.35% and ROTCE[1] of 14.36%

Balance Sheet

- Total loans and leases ex. PPP, increased $339.4 million, or 31.2% annualized, linked quarter and increased 23.8% YoY
- Well balanced growth across all areas of commercial lending
- Exceptional deposit mix driven by strong inflows of non-interest bearing commercial deposits

NIM

- Net interest margin (FTE)[1] decreased 15 bps to 3.82% from 3.97% in 4Q21
  - NIM excluding accretion decreased 16 bps to 3.71% from 4Q21, primarily due to lower loan fees and lower volume of PPP forgiveness
- Deposit costs remained at 8 bps in 1Q22, flat from 4Q21

Credit Trends

- NPLs (ex. gov gtd) declined from 0.44% to 0.39% in 1Q22
- NCOs declined to 5 bps in 1Q22 from 37 bps in 4Q21
- ALLL increased 3 bps to 1.24% in 1Q22 from 1.21% in 4Q21 to support growth in the portfolio

Return of Capital

- CET1 and Total Capital ratios remained solid at 10.75% and 13.72%
- Redeemed Series B Preferred Shares on March 31, 2022
- Returned capital to common stockholders through:
  - $0.09 per share stock dividend
  - 282,819 shares of stock repurchased during 1Q22

$22.3 million
Net Income

$0.58
Earnings per Diluted Share

1.35%
Return on Average Assets

14.36%
Return on Tangible Common Equity[1]

$6.8 billion
Total Assets

41.3%
Non-interest Bearing Deposits

3.82%
Net Interest Margin (FTE)[1]

10.75%
CET1 Capital Ratio

(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

3

Loan and Lease Trends ($ in millions) Originations and Payoffs(1) Portfolio by Segment Total Loans & Leases and Average Yield Rate Type(1) Year-over-Year Change, ex. PPP $926.1MM or 24.0% Excludes PPP Loans. Total loans and leases were $4.8 billion at 1Q22, an increase of $227.0 million, or 20.0% annualized $324.9 million in originations in 1Q22 compared to $279.5 million in 4Q21 Payoff activity decreased by $180.0 million from 4Q21 ex. PPP Lease originations for 1Q22 were $60.6 million Net commitments increased $354.2 million from 4Q21 Line usage increased to 54.3% in 1Q22 from 53.4% in 4Q21 Originated portfolio increased $299.5 million, or $387.0 million ex. PPP from 4Q21

Government-Guaranteed Lending ($ in millions) On Balance Sheet SBA 7(a) & USDA Loans A leading SBA 7(a) lender as of March 31, 2022 #5 SBA 7(a) lender in the United States #1 SBA 7(a) lender in Illinois #3 SBA 7(a) lender in Wisconsin Closed $129.1 million loan commitments in 1Q22, up 15.7% YoY SBA 7(a) portfolio up $14.6 million to $478.2 million from 4Q21; ALLL/Unguaranteed loan balance ~ 7.4% Servicing $1.7 billion in government guaranteed loans for investors Serviced Loan Sector Concentration Total SBC Closed Loan Commitments March 31, 2022 $ Balance % of Portfolio(2) Unguaranteed $385.9 8.2% Guaranteed 92.1 1.9% Total SBA 7(a) Loans $478.2 10.1% Unguaranteed $38.9 0.8% Guaranteed 26.3 0.6% Total USDA Loans $65.2 1.4% (1) (1) Represents sectors with less than 5% of the total portfolio. Excludes PPP Loans.

Total deposits increased $375.1 million, or 29.5% annualized, to $5.5 billion Strong inflow of commercial non-interest bearing deposits Deposit mix remains exceptional with non-interest bearing representing 41.3% of total deposits Commercial deposits accounted for 50.7% of total deposits and represents 77.3% of all non-interest bearing deposits Deposit Trends ($ in millions) Average Non-Interest Bearing Deposits Deposit Composition Cost of Interest Bearing Deposits Year-over-Year Change $323.9MM or 16.8%

Net Interest Income and Net Interest Margin Trends Net interest income was $58.7 million, down 4.8% from 4Q21 Net interest margin decreased 15 basis points from 4Q21 to 3.81% Net interest margin decreased QoQ, primarily due to lower loan fees and lower volume of PPP forgiveness Excluding accretion income, net interest margin decreased 16 basis points from 4Q21 $239.7 million of CDs maturing in 2Q22 with an average rate of 0.17% Net Interest Margin Drivers of NIM Change NIM, Yields, and Costs

Byline Bancorp, Inc.

Well Positioned to Benefit from Higher Rates

Interest Rate Sensitivity

- Interest rate risk position remains asset sensitivity
  - 8.5% NII per +100 bps increase in rates[1]
  - 17.4% NII per +200 bps increase in rates[1]
- +$4-5 million in net interest income per 25 bps in Fed tightening

Derivatives

- $450 million of balance sheet hedges to protect market value risk
- $488 million in other interest rate derivatives to protect NIM

Investment Portfolio

- $1.4 billion portfolio (~99% Available for Sale); duration: 5.5 years
- 1Q22 cash and securities / assets 22.5%

Liquidity

- $2.2 billion of available liquidity
- Loans and leases to deposits remains stable at 87.3%

Variable Rate Floors By Index

($ in millions) Index	In the Money	Out Of Money	No Floor	Total	Total %
Libor Based	$75	$739	$326	**$1,140**	43%
Prime Based	29	566	565	**1,160**	44%
SOFR Based	187	115	10	**312**	12%
Other	3	16	12	**31**	1%
Total	**$294**	**$1,436**	**$913**	**$2,643**	**100%**
Total %	11%	54%	35%	100%	

Variable Rate Impact (60% of Total Loans)

($ in millions)	Loan Balance	% of Total Balance	Cumulative % of Total Balance
No Floors / Floors Reached	$1,207	46%	46%
1 - 50 bps To Reach Floor	753	29%	75%
51 - 100 bps To Reach Floor	645	24%	99%
>100 bps To Reach Floor	38	1%	100%
Total	**$2,643**	**100%**	

Note: The projections assume immediate upward shift of the yield curve in Year 1.

(1) Year 1 ending March 31, 2023.

8

Total Non-Interest Income Non-Interest Income Trends ($ in millions) Non-interest income was $19.4 million, up 2.2% from 4Q21 $1.2 million increase in other non-interest income due to swap income Wealth management fees increased $284,000, or 37.3% linked quarter and $280,000, or 36.5% year-over-year Volume Sold and Average Net Premiums Net Gains on Sales of Loans Government Guaranteed Loan Sales $102.3 million of guaranteed loans sold in 1Q22, compared to $113.9 million in 4Q21 Loans held for sale decreased to $39.5 million in 1Q22 from $64.5 million in 4Q21

Non-Interest Expense Trends ($ in millions) Non-interest expenses decreased to $44.6 million from $59.0 million in 4Q21, primarily attributable to: $12.4 million decrease in asset impairment charges, which were taken during 4Q21 due to branch consolidations and our real estate strategy $3.2 million decrease in loan and leases related expenses, mainly due to the recapture of government guaranteed loan expenses Efficiency ratio of 54.96% for 1Q22 improved from 70.88% in 4Q21; Adjusted efficiency ratio(1) of 54.96% for 1Q22 improved from 55.46% in 4Q21 Efficiency Ratio Non-Interest Expense (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

Asset Quality Trends ($ in millions) NPLs / Total Loans & Leases Loss Absorbency 1.24% 1.32% Net Charge-offs Non-performing assets to total assets declined to 0.33% in 1Q22 from 0.38% in 4Q21 NPLs / total loans and leases decreased 9 bps to 0.42% in 1Q22 from 0.51% in 4Q21 NCOs / average loans and leases were 5 bps in 1Q22, down from 37 bps in 4Q21 ALLL + AAA / loans and leases ex. PPP was 1.32% in 1Q22 compared to 1.35% in 4Q21 Allowance for loan and lease losses as a percentage of non-performing loans and leases increased to 293.23% versus 237.84% in the prior quarter 1.21% 1.35%

Project Sox Offer Migration Strong Capital Position and Focus on Return on Capital Capital Ratios Return on Average Tangible Common Equity (1) Tangible Book Value per Share ($) (1) (1) Repurchased 282,819 shares of common stock during 1Q22 at a cost of $7.6 million Declared common stock dividend of $0.09 per share in 1Q22 Dividend Yield: 1.35% Dividend payout ratio: 15.52% Total Payout (Dividend & Share Rep.) 49.7% YTD (1)(2) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. Calculation excludes impairment charges, merger-related expenses. Capital Returns to Stockholders

2022 Strategic Priorities and Near-Term Outlook Commercial banking focus through organic loan, lease and deposit growth High single digit loan growth for 2022 Investing in digital capabilities and automation Online deposit account opening for businesses - second half of 2022 / nCino loan origination enhancements Strategic M&A opportunities and team lift-outs with attractive metrics and return profile Continue the return of capital to stockholders Continue to identify opportunities to improve operating leverage Six branches consolidated in April 2022 Achieve enhanced profitability metrics Driven by increasing earning asset mix and well positioned for rising interest rates

Appendix

Byline Bancorp, Inc.

Five Quarter Financial Summary

(dollars in thousands, except per share data)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	As of or For the Three Months Ended				
Income Statement					
Net interest income	$ 58,736	$ 61,728	$ 59,845	$ 58,174	$ 56,640
Provision (recapture) for loan and lease losses	4,995	(1,293)	352	(1,969)	4,367
Non-interest income	19,426	19,014	18,495	21,002	15,742
Non-interest expense	44,555	58,968	44,180	42,981	38,842
Income before provision for income taxes	28,612	23,067	33,808	38,164	29,173
Provision for income taxes	6,301	5,878	8,502	9,672	7,375
Net income	22,311	17,189	25,306	28,492	21,798
Dividends on preferred shares	196	196	196	195	196
Net income available to common stockholders	$ 22,115	$ 16,993	$ 25,110	$ 28,297	$ 21,602
Diluted earnings per common share[1]	$ 0.58	$ 0.45	$ 0.66	$ 0.73	$ 0.56
Balance Sheet					
Total loans and leases	$ 4,789,068	$ 4,537,128	$ 4,609,228	$ 4,469,457	$ 4,454,620
Total deposits	5,530,102	5,155,047	5,158,278	5,092,195	5,024,540
Tangible common equity[1]	624,709	660,386	646,684	637,601	612,475
Balance Sheet Metrics					
Loans and leases / total deposits	87.31%	89.26%	90.29%	88.26%	89.23%
Tangible common equity / tangible assets[1]	9.36%	10.11%	9.89%	10.01%	9.31%
Key Performance Ratios					
Net interest margin	3.81%	3.96%	3.91%	3.74%	3.77%
Efficiency ratio	54.96%	70.88%	54.18%	51.95%	51.25%
Adjusted efficiency ratio[1]	54.96%	55.46%	52.35%	49.50%	50.41%
Non-interest expense to average assets	2.69%	3.49%	2.67%	2.57%	2.39%
Non-interest income to total revenues	24.85%	23.55%	23.61%	26.53%	21.75%
Return on average assets	1.35%	1.02%	1.53%	1.70%	1.34%
Adjusted return on average assets[1]	1.35%	1.56%	1.59%	1.78%	1.37%
Pre-tax pre-provision return on average assets[1]	2.03%	1.29%	2.07%	2.16%	2.06%
Dividend payout ratio on common stock	15.52%	20.00%	13.64%	8.22%	10.71%
Tangible book value per common share[1]	$ 16.52	$ 17.51	$ 17.16	$ 16.74	$ 15.85

(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

15

As of or For the Three Months Ended (dollars in thousands, except per share data) March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 Net income and earnings per share excluding significant items Reported Net Income $ 22,311 $ 17,189 $ 25,306 $ 28,492 $ 21,798 Significant items: Impairment charges on assets held for sale and ROU asset — 12,449 1,434 1,943 604 Tax benefit — (3,377) (390) (530) (165) Adjusted Net Income   $ 22,311   $ 26,261   $ 26,350   $ 29,905   $ 22,237 Reported Diluted Earnings per Share $ 0.58 $ 0.45 $ 0.66 $ 0.73 $ 0.56 Significant items: Impairment charges on assets held for sale and ROU asset — 0.33 0.04 0.05 0.02 Tax benefit — (0.09) (0.01) (0.01) (0.01) Adjusted Diluted Earnings per Share   $ 0.58   $ 0.69   $ 0.69   $ 0.77   $ 0.57 Non-GAAP Reconciliation

As of or For the Three Months Ended (dollars in thousands) March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 Adjusted non-interest expense: Non-interest expense $ 44,555 $ 58,968 $ 44,180 $ 42,981 $ 38,842 Less: Significant items Impairment charges on assets held for sale and ROU asset — 12,449 1,434 1,943 604 Adjusted non-interest expense   $ 44,555   $ 46,519   $ 42,746   $ 41,038   $ 38,238 Adjusted non-interest expense ex. amortization of intangible assets: Adjusted non-interest expense $ 44,555 $ 46,519 $ 42,746 $ 41,038 $ 38,238 Less: Amortization of intangible assets 1,596 1,738 1,738 1,848 1,749 Adjusted non-interest expense ex. amortization of intangible assets   $ 42,959   $ 44,781   $ 41,008   $ 39,190   $ 36,489 Pre-tax pre-provision net income: Pre-tax income $ 28,612 $ 23,067 $ 33,808 $ 38,164 $ 29,173 Add: Provision for loan and lease losses 4,995 (1,293) 352 (1,969) 4,367 Pre-tax pre-provision net income   $ 33,607   $ 21,774   $ 34,160   $ 36,195   $ 33,540 Adjusted pre-tax pre-provision net income: Pre-tax pre-provision net income $ 33,607 $ 21,774 $ 34,160 $ 36,195 $ 33,540 Impairment charges on assets held for sale and ROU asset — 12,449 1,434 1,943 604 Adjusted pre-tax pre-provision net income   $ 33,607   $ 34,223   $ 35,594   $ 38,138   $ 34,144 Tax Equivalent Net Interest Income Net interest income $ 58,736 $ 61,728 $ 59,845 $ 58,174 $ 56,640 Add: Tax-equivalent adjustment 236 256 264 269 250 Net interest income, fully taxable equivalent   $ 58,972   $ 61,984   $ 60,109   $ 58,443   $ 56,890 Total revenues: Net interest income $ 58,736 $ 61,728 $ 59,845 $ 58,174 $ 56,640 Add: Non-interest income 19,426 19,014 18,495 21,002 15,742 Total revenues   $ 78,162   $ 80,742   $ 78,340   $ 79,176   $ 72,382 Non-GAAP Reconciliation (continued)

As of or For the Three Months Ended (dollars in thousands) March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 Tangible common stockholders' equity: Total stockholders' equity $ 788,671 $ 836,382 $ 824,418 $ 817,073 $ 793,795 Less: Preferred stock — 10,438 10,438 10,438 10,438 Less: Goodwill and other intangibles 163,962 165,558 167,296 169,034 170,882 Tangible common stockholders' equity   $ 624,709   $ 660,386   $ 646,684   $ 637,601   $ 612,475 Tangible assets: Total assets $ 6,834,636 $ 6,696,172 $ 6,704,451 $ 6,540,602 $ 6,750,125 Less: Goodwill and other intangibles 163,962 165,558 167,296 169,034 170,882 Tangible assets   $ 6,670,674   $ 6,530,614   $ 6,537,155   $ 6,371,568   $ 6,579,243 Average tangible common stockholders' equity: Average total stockholders' equity $ 832,161 $ 838,975 $ 823,754 $ 810,490 $ 806,452 Less: Average preferred stock 9,974 10,438 10,438 10,438 10,438 Less: Average goodwill and other intangibles 164,837 166,396 168,140 169,906 171,795 Average tangible common stockholders' equity   $ 657,350   $ 662,141   $ 645,176   $ 630,146   $ 624,219 Average tangible assets: Average total assets $ 6,705,987 $ 6,699,069 $ 6,560,868 $ 6,720,492 $ 6,587,765 Less: Average goodwill and other intangibles 164,837 166,396 168,140 169,906 171,795 Average tangible assets   $ 6,541,150   $ 6,532,673   $ 6,392,728   $ 6,550,586   $ 6,415,970 Tangible net income available to common stockholders: Net income available to common stockholders $ 22,115 $ 16,993 $ 25,110 $ 28,297 $ 21,602 Add: After-tax intangible asset amortization 1,163 1,266 1,265 1,344 1,272 Tangible net income available to common stockholders   $ 23,278   $ 18,259   $ 26,375   $ 29,641   $ 22,874 Adjusted tangible net income available to common stockholders: Tangible net income available to common stockholders $ 23,278 $ 18,259 $ 26,375 $ 29,641 $ 22,874 Impairment charges on assets held for sale and ROU asset — 12,449 1,434 1,943 604 Tax benefit on significant items — (3,377) (390) (530) (165) Adjusted tangible net income available to common stockholders   $ 23,278   $ 27,331   $ 27,419   $ 31,054   $ 23,313 Non-GAAP Reconciliation (continued)

As of or For the Three Months Ended (dollars in thousands, except share and per share data, ratios annualized, where applicable) March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 Pre-tax pre-provision return on average assets: Pre-tax pre-provision net income $ 33,607 $ 21,774 $ 34,160 $ 36,195 $ 33,540 Average total assets 6,705,986 6,699,069 6,560,868 6,720,492 6,587,765 Pre-tax pre-provision return on average assets   2.03%   1.29%   2.07%   2.16%   2.06% Adjusted pre-tax pre-provision return on average assets: Adjusted pre-tax pre-provision net income $ 33,607 $ 34,223 $ 35,595 $ 38,137 $ 34,144 Average total assets 6,705,986 6,699,069 6,560,868 6,720,492 6,587,765 Adjusted pre-tax pre-provision return on average assets   2.03%   2.03%   2.15%   2.28%   2.10% Net interest margin, fully taxable equivalent Net interest income, fully taxable equivalent $ 58,972 $ 61,984 $ 60,109 $ 58,443 $ 56,890 Total average interest-earning assets 6,253,889 6,189,762 6,076,065 6,231,616 6,097,712 Net interest margin, fully taxable equivalent   3.82%   3.97%   3.92%   3.76%   3.78% Non-interest income to total revenues: Non-interest income $ 19,426 $ 19,014 $ 18,495 $ 21,002 $ 15,742 Total revenues 78,162 80,742 78,340 79,176 72,382 Non-interest income to total revenues   24.85%   23.55%   23.61%   26.53%   21.75% Adjusted non-interest expense to average assets: Adjusted non-interest expense $ 44,555 $ 46,519 $ 42,746 $ 41,038 $ 38,238 Average total assets 6,705,987 6,699,069 6,560,868 6,720,492 6,587,765 Adjusted non-interest expense to average assets   2.69%   2.76%   2.58%   2.45%   2.35% Adjusted efficiency ratio: Adjusted non-interest expense excluding amortization of intangible assets $ 42,959 $ 44,781 $ 41,006 $ 39,190 $ 36,489 Total revenues 78,162 80,742 78,340 79,176 72,382 Adjusted efficiency ratio   54.96%   55.46%   52.35%   49.50%   50.41% Non-GAAP Reconciliation (continued)

As of or For the Three Months Ended March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 Adjusted return on average assets: Adjusted net income $ 22,311 $ 26,261 $ 26,350 $ 29,905 $ 22,237 Average total assets 6,705,986 6,699,069 6,560,868 6,720,492 6,587,765 Adjusted return on average assets   1.35%   1.56%   1.59%   1.78%   1.37% Adjusted return on average stockholders' equity: Adjusted net income $ 22,311 $ 26,261 $ 26,350 $ 29,905 $ 22,237 Average stockholders' equity 832,161 838,975 823,754 810,490 806,452 Adjusted return on average stockholders' equity   10.87%   12.42%   12.69%   14.80%   11.18% Tangible common equity to tangible assets: Tangible common equity $ 624,709 $ 660,386 $ 646,684 $ 637,601 $ 612,475 Tangible assets 6,670,674 6,530,614 6,537,155 6,371,568 6,579,243 Tangible common equity to tangible assets   9.36%   10.11%   9.89%   10.01%   9.31% Return on average tangible common stockholders' equity: Tangible net income available to common stockholders $ 23,278 $ 18,259 $ 26,375 $ 29,641 $ 22,874 Average tangible common stockholders' equity 657,350 662,141 645,176 630,146 624,219 Return on average tangible common stockholders' equity   14.36%   10.94%   16.22%   18.87%   14.86% Adjusted return on average tangible common stockholders' equity: Adjusted tangible net income available to common stockholders $ 23,278 $ 27,331 $ 27,419 $ 31,054 $ 23,313 Average tangible common stockholders' equity 657,350 662,141 645,176 630,146 624,219 Adjusted return on average tangible common stockholders' equity   14.36%   16.38%   16.86%   19.77%   15.15% Tangible book value per share: Tangible common equity $ 624,709 $ 660,386 $ 646,684 $ 637,601 $ 612,475 Common shares outstanding 37,811,582 37,713,903 37,690,087 38,094,972 38,641,851 Tangible book value per share   $ 16.52   $ 17.51   $ 17.16   $ 16.74   $ 15.85 Non-GAAP Reconciliation (continued)